Exhibit 10.2

FORM OF FIRST LIEN SECURED NOTE

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE FOREIGN OR STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS NOTE MAY BE OBTAINED BY WRITING TO THE COMPANY AT THE FOLLOWING ADDRESS: 116 HUNTINGTON AVE., 7TH FLOOR, BOSTON, MASSACHUSETTS, 02116; ATTENTION: GENERAL COUNSEL; EMAIL: LEGALNOTICES@GAMIDA-CELL.COM.

THIS NOTE EVIDENCES ALL OR PART OF THE TERM LOAN MADE PURSUANT TO THE LOAN AGREEMENT. INTERESTS IN THIS NOTE MAY ONLY BE TRANSFERRED IN CONNECTION WITH AN ASSIGNMENT OF SUCH TERM LOAN THAT IS PROPERLY RECORDED IN THE REGISTER OR THE PARTICIPANT REGISTER.

FIRST LIEN SECURED NOTE

Note Number	2022 –

Issuance Date:

Original Principal Amount:

Interest:	7.5% per annum, subject to adjustment as set forth in the Loan Agreement

Interest Payment Dates:	Quarterly in arrears, on each January 1, April 1, July 1, October 1, commencing April 1, 2023

Maturity Date:	December 12, 2024

FOR VALUE RECEIVED, Gamida Cell Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to [_____] (the “Lender”) the “Original Principal Amount” set forth above, or, if less, the aggregate unpaid Principal amount of the Term Loan of the Lender to the Borrower, the accrued interest thereon, and all other amounts due and payable, in each case at such times and in such amounts as specified in this Note or in the Loan Agreement.

This First Lien Secured Note (this “Note”) is one of the secured notes (the “Notes”) issued pursuant to that certain Loan and Security Agreement, dated as of December 12, 2022 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, Parent, the Lender and the other Lenders party thereto, and Wilmington Savings Fund Society, FSB, as Administrative Agent and Collateral Agent.

The Loan Agreement, among other things, (a) provides for the making of Term Loans by the Lenders to the Borrower and the indebtedness of the Borrower resulting from such Term Loans being evidenced by the Notes and (b) contains provisions for acceleration of the maturity of the unpaid Principal amount of this Note upon the happening of certain stated events and also for prepayments pursuant to the terms of the Loan Agreement on account of the Principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

Gamida Cell Ltd., a limited liability company organized under the laws of the State of Israel (“Parent”), has fully and unconditionally guaranteed the obligations of the Borrower under the Loan Agreement and this Note, including the obligations in connection with Exchanges and the obligations to deliver Ordinary Shares in connection with any interest or installment payment payable in Ordinary Shares.

1.	Definitions.

(a) Terms Defined in This Note. The following terms are defined in the Sections referenced opposite such terms:

“Beneficial Ownership Limitation”	5(b)(iv)
“Borrower”	Recitals
“Buy-In”	7(d)
“Clause A Distribution”	4(c)(iii)
“Clause B Distribution”	4(c)(iii)
“Clause C Distribution”	4(c)(iii)
“Distributed Property”	4(c)(iii)
“DTC”	4(b)(ii)
“Exchange Cap”	5(a)
“Exchange Notice”	4(b)(i)
“Forced Exchange”	4(h)(i)
“Forced Exchange Notice”	4(h)(ii)
“Forced Exchange Lender Notice”	4(h)(iii)
“Forced Exchange Maximum Share Amount”	4(h)(iii)
“Interest Make-Whole Payment”	3(b)
“Loan Agreement”	Recitals
“Lender”	Recitals
“Merger Event”	4(e)
“Note”	Recitals
“Notes”	Recitals
“OID”	Legend
“Reference Property”	4(e)
“Spin-Off”	4(c)(iii)
“Transfer Agent”	4(b)(ii)
“Trigger Event”	4(c)(iii)
“Valuation Period”	4(c)(iii)
“unit of Reference Property”	4(e)
“Voluntary Exchange”	4(a)

(b) Certain Additional Defined Terms. In addition to the terms defined elsewhere in this Note, (x) capitalized terms used herein without definition are used as defined in the Loan Agreement and (y) the following terms shall have the following meanings:

(i) “Board of Directors” means, with respect to any Person, the board of directors of such Person or a committee of such board duly authorized to act for such board.

(ii) “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Wilmington, Delaware are required or authorized to be closed.

(iii) “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition.

(iv) “close of business” means 5:00 p.m. (New York City time).

(v) “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (A) to vote in the election of directors of such Person or (B) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

(vi) “Daily VWAP” means, for each Trading Day, the per share volume-weighted average price of the Ordinary Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GMDA <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day up to and including the final closing print (which is indicated by “Condition Code 6” in Bloomberg) (or if such volume-weighted average price is unavailable at such time, the market value of one Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Borrower). The Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. Notwithstanding the foregoing, on or after the occurrence of a Merger Event, the Daily VWAP of a unit of Reference Property on any date shall be determined in accordance with the two immediately preceding sentences except that (A) such unit, or portion thereof, that consists of class of Common Equity will be determined by substituting such class of Common Equity for references to Ordinary Shares above (B) such unit, or portion thereof, that consists of cash shall be equal to the per share amount of cash received by holders of Ordinary Shares in such Merger Event and (C) such unit, or portion thereof, that consists of a type of consideration other than cash or a class of Common Equity shall be the fair market value of such unit of Reference Property determined by a nationally recognized independent investment banking firm retained for this purpose by the Borrower.

(vii) “Effective Date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(viii) “Equity Payment Conditions” means, as of any determination date and with respect to any Installment Payment, payment of interest, Interest Make-Whole Payment, Exchange or Prepayment, (A) no Registration Default (as defined in the Registration Rights Agreement) is ongoing, (B) a shelf registration statement registering the resale of all Ordinary Shares issuable pursuant to such Installment Payment, interest payment, Interest Make-Whole Payment or Exchange, as applicable, has been filed and has been declared and remains effective under the Securities Act and a prospectus under such shelf registration statement covering the resale of all such Ordinary Shares remains current and available for use by the Persons to whom such Ordinary Shares are to be issued, and the Borrower expects such shelf registration statement and such prospectus to remain effective, current and available for use at all times during the period from, and including, the first Trading Day in the calculation of the applicable Floating Share Price with respect to such Installment Payment, payment of interest, Interest Make-Whole Payment, Exchange or Prepayment or the date notice of such Prepayment is given to the Lenders, as applicable, through, and including, the date that is thirty (30) calendar days following such issuance or Prepayment, as applicable, (C) no Default or Event of Default has occurred and is continuing under the Loan Agreement, (D) the Ordinary Shares are listed or quoted on a Principal Market, (E) all Ordinary Shares issuable pursuant to such Installment Payment, payment of interest, Interest Make-Whole Payment or Exchange, as applicable, will be issued without exceeding the limitations set forth in Section 5 (assuming for such purposes that (1) the Lender and its affiliates do not beneficially own any Excluded Ordinary Shares and (2) for purposes of calculating compliance with the Exchange Cap, the Borrower and Parent have previously issued an aggregate number of Ordinary Shares sufficient to Exchange all outstanding Notes in Voluntary Exchanges (without giving effect the Beneficial Ownership Limitation)), (F) all Ordinary Shares will, when issued, be duly authorized, validly issued, fully paid and non-assessable shares, (G) all such Ordinary Shares are able to be settled through DTC as contemplated by this Note and the Transfer Agent is participating in DTC’s Fast Automated Securities Transfer Program, (H) at the time the Borrower made any election to make any such Installment Payment, payment of interest, Interest Make-Whole Payment, Exchange or Prepayment, neither the Borrower nor Parent was in possession of any material non-public information with regard to the Borrower, Parent or the Ordinary Shares, and (I) solely with regard to any Installment Payment or interest payment, no Triggering Event shall have occurred and be continuing as of such date.

(ix) “Ex-Dividend Date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from Parent or, if applicable, from the seller of Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(x) “Exchange” means any Voluntary Exchange or Forced Exchange, as applicable.

(xi) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xii) “Exchange Amount” means the Principal amount to be exchanged in any Exchange.

(xiii) “Exchange Date” means, (A) in the case of any Voluntary Exchange, the date of the Lender’s delivery via facsimile or electronic mail of an Exchange Notice, and (B) in the case of any Forced Exchange, the date of the Lender’s delivery via facsimile or electronic mail of a Forced Exchange Lender Notice and confirmation of receipt of a Forced Exchange Notice.

(xiv) “Exchange Price” means, as of any time, $1.00 divided by the Exchange Rate as of such time.

(xv) “Exchange Rate” means 0.52356 Ordinary Shares per $1.00 Principal amount, subject to adjustment as set forth in this Note.

(xvi) “Excluded Ordinary Shares” means any Ordinary Shares purchased by the Lender or any of its affiliates in an open market transaction or acquired upon exercise or settlement of over-the-counter options or derivatives. To avoid doubt, any Ordinary Shares that are or may be acquired upon the exercise, conversion or exchange of, or pursuant to the terms of, any other securities (including, without limitation, the Notes or the Existing Notes) issued by the Parent or any of its affiliates shall not be considered Excluded Ordinary Shares.

(xvii) “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or necessity of either party, determined in good faith by (unless otherwise provided in this Note or the Loan Agreement) Parent, taking into account all relevant factors determinative of value, including, without limitation, preference rights, lack of liquidity, control and restrictions on marketability and transferability.

(xviii) “Floating Share Price” means, as of any date, (i) with regard to an Interest Make-Whole Payment made in Ordinary Shares in connection with a Forced Exchange, an amount equal to 95% of the arithmetic mean of the Daily VWAP for each of the ten Trading Days beginning on, and including, the Trading Day immediately after the Exchange Date for such Forced Exchange and (ii) in all other cases, an amount equal to 95% of the arithmetic mean of the Daily VWAP for each of the ten Trading Days ending on, and including, the Trading Day immediately preceding such date.

(xix) “Floor Price” means $1.00; provided that (A) the Floor Price then in effect shall be automatically and equitably adjusted to account for any events adjusting the Exchange Price under the terms of the Loan Agreement or this Note and (B) upon any Triggering Event, the Borrower may, no more than three times prior to the Maturity Date and upon at least fifteen (15) Trading Days prior written notice to the Lenders, elect to reset the Floor Price to be 40% of the arithmetic mean of the Daily VWAP for each of the five Trading Days beginning on, and including, the date of such Triggering Event.

(xx) “Last Reported Sale Price” of the Ordinary Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Ordinary Shares are traded. If the Ordinary Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the last quoted bid price for the Ordinary Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Ordinary Shares are not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Ordinary Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by Parent for this purpose. Any such determination will be conclusive absent manifest error. The Last Reported Sale Price will be determined without reference to extended or after-hours trading. Notwithstanding the foregoing, on or after the occurrence of a Merger Event, the Last Reported Sale Price of a unit of Reference Property on any date shall be determined in accordance with the four immediately preceding sentences except that (A) such unit, or portion thereof, that consists of class of Common Equity will be determined by substituting such class of Common Equity for references to Ordinary Shares above (B) such unit, or portion thereof, that consists of cash shall be equal to the per share amount of cash received by holders of Ordinary Shares in such Merger Event and (C) such unit, or portion thereof, that consists of a type of consideration other than cash or a class of Common Equity shall be the fair market value of such unit of Reference Property determined by a nationally recognized independent investment banking firm retained for this purpose by the Borrower.

(xxi) “Ordinary Shares” means the Parent’s ordinary shares with a nominal value of New Israeli Shekel (NIS) 0.01 per share, at the date of the Loan Agreement, subject to adjustment as set forth in this Note and in the Loan Agreement. Following a Merger Event where the Reference Property includes Common Equity, references to Ordinary Shares in the Loan Agreement (except for Section 2.2(f) (other than with reference to the Interest Make-Whole Payment) and Sections 5.14 and 5.15 of the Loan Agreement), Sections 2 and 3 of this Note, as well as in Sections 5, 6 and 7 as they apply to Sections 2 and 3 of this Note and any definitions used in this Note or the Loan Agreement regarding any of the foregoing sections, will be deemed to be references to such Common Equity.

(xxii) “Parent” has the meaning set forth in the Recitals and includes its successors and assigns.

(xxiii) “Prepayment” means any prepayment of the Term Loans pursuant to Section 2.2(c) or Section 2.2(d) of the Loan Agreement.

(xxiv) “Principal” means the outstanding principal amount of this Note as of any date of determination.

(xxv) “Principal Market” means The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

(xxvi) “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Ordinary Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

(xxvii) “Shareholder Approval” means (i) the receipt by Parent of requisite approval from its shareholders to issue more than 19.99% of its outstanding Ordinary Shares at an issue price below the “minimum price” pursuant to the terms of the Loan Agreement and this Note in accordance with Nasdaq Stock Market Rule 5635; (ii) the receipt by Parent of the requisite approval from its shareholders to enter into a transaction the purpose of which is the private placement of promissory notes convertible to and/or exchangeable for shares representing 25% or 45%, as the case may be, or more of the voting power at the general assembly of Parent’s shareholders, in accordance with Section 328(b)(1) of the Israeli Companies Law; and (iii) the receipt by Parent of the requisite approval from its shareholders, in accordance with Sections 270(5) and 274 of the Israeli Companies Law.

(xxviii) “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (A) such Person; (B) such Person and one or more Subsidiaries of such Person; or (C) one or more Subsidiaries of such Person. Unless the context otherwise requires, “Subsidiary” refers to a Subsidiary of Parent.

(xxix) “Trading Day” means a day on which (A) trading in the Ordinary Shares (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the Ordinary Shares (or such other security) are not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares (or such other security) are then listed or, if the Ordinary Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares (or such other security) are then traded and (A) a Last Reported Sale Price for the Ordinary Shares (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Ordinary Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

(xxx) “Triggering Event” means, as of any date, (A) the Last Reported Sale Price of the Ordinary Shares is below the Floor Price for three or more of the five consecutive Trading Days ending on, and including, the Trading Day immediately preceding such date, or (B) no additional Ordinary Shares can be issued pursuant to the terms of the Loan Agreement and this Note without violation of Section 5; provided that once a Triggering Event with regard to clause (A) above has occurred, such Triggering Event shall be continuing until either (x) the Floor Price is reset pursuant to the definition thereof or (y) the Daily VWAP of the Ordinary Shares exceeds the Floor Price for at least five consecutive Trading Days.

2. Installment Payments. The Borrower shall make Installment Payments on this Note at the times and in the manner specified in the Loan Agreement. Subject to the terms of the Loan Agreement, the Borrower shall have the option to pay each Installment Payment in cash or, subject to the satisfaction of the Equity Payment Conditions as of the date of such Installment Payment, by delivering Ordinary Shares, with the value of each Ordinary Share equal to the Floating Share Price as of the date of such Installment Payment. All Installment Payments will be made in cash unless the Borrower delivers prior written notice to the Lender and Administrative Agent stating that the Borrower will, subject to the satisfaction of the Equity Payment Conditions as of the date of each Installment Payment, pay all or a portion of any future Installment Payments in Ordinary Shares and specifying the time periods during which such election shall apply. Such notice, or any subsequent notice changing such election, shall not be effective until the end of the 15th Trading Day after such notice or such subsequent notice has been delivered to the Lender and the Administrative Agent. All Ordinary Shares issuable in satisfaction of an Installment Payment shall be delivered on or before the second (2nd) Business Day (or, if earlier, the end of the standard settlement period for U.S. broker-dealer securities transactions) following the last Trading Day included in the calculation of the relevant Floating Share Price by crediting such aggregate number of Ordinary Shares to which the Lender shall be entitled to the Lender’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian (DWAC) system. Notwithstanding anything in this Note or the Loan Agreement to the contrary, the issuance and delivery of Ordinary Share pursuant to this Section 2 will be subject in all cases to the provisions set forth in Section 5 and Section 7. In the event that the Borrower elects to pay Installment Payments with Ordinary Shares, upon delivery of such Ordinary Shares to the Lender, the Borrower will provide the Administrative Agent with (y) written confirmation of (I) such delivery, and (II) the amount of Installment Payment that is deemed paid as a result of the delivery of the Ordinary Shares to the Lender and, to the extent the Installment Payment is not paid in full with Ordinary Shares, the amounts deemed paid for each component of the Installment Payment, and (z) an irrevocable instruction to reflect in the Register the payment of the amount of Installment Payment that is deemed paid as a result of the delivery of the Ordinary Shares to the Lender. If the Borrower has made an election to pay Installment Payments with Ordinary Shares in the manner provided herein, and the Borrower determines the Equity Payment Conditions have not or are not expected to be satisfied in connection with such Installment Payments, the Borrower shall promptly notify the Administrative Agent that such Installment Payments shall be made in cash (and not in Ordinary Shares) and, no later than 2:00 pm Eastern Time on the applicable Payment Date, provide the applicable amounts in cash to make such Installment Payments (in addition to any other amounts to be paid in cash in connection therewith); provided, however, the Administrative Agent shall only be required to use commercially reasonable efforts to distribute such funds to the applicable Secured Parties on such date of payment and in no event shall the Administrative Agent be liable if such funds are not so distributed on such date of payment.

3. Interest Payments.

(a) Ordinary Interest Payments. The Borrower shall make interest payments on the Principal amount represented by this Note at the times and in the manner specified in the Loan Agreement and this Note. Subject to the terms of the Loan Agreement, the Borrower shall have the option to pay each interest payment in cash or, subject to the satisfaction of the Equity Payment Conditions as of the date of such interest payment, by delivering Ordinary Shares, with the value of each Ordinary Share equal to the Floating Share Price as of the date of such interest payment. All interest payments will be made in cash unless the Borrower delivers prior written notice to the Lender and the Administrative Agent stating that the Borrower will, subject to the satisfaction of the Equity Payment Conditions as of the date of each interest payment, pay all or a portion of any future interest payments in Ordinary Shares and specifying the time periods during which such election shall apply. Such notice, or any subsequent notice changing such election, shall not be effective until the end of the 15th Trading Day after such notice or such subsequent notice has been delivered to the Lender. In the event that the Borrower elects to pay accrued and unpaid interest with Ordinary Shares, upon delivery of such Ordinary Shares to the Lender, the Borrower will provide the Administrative Agent with (y) written confirmation of (I) such delivery, and (II) the amount of interest that is deemed paid as a result of the delivery of the Ordinary Shares to the Lender, and (z) an irrevocable instruction to reflect on its books and records the payment of the amount of interest that is deemed paid as a result of the delivery of the Ordinary Shares to the Lender. If the Borrower has made an election to pay accrued and unpaid interest with Ordinary Shares in the manner provided herein, and the Borrower determines the Equity Payment Conditions have not or are not expected to be satisfied in connection with such accrued and unpaid interest, the Borrower shall promptly notify the Administrative Agent that such accrued and unpaid interest shall be made in cash (and not in Ordinary Shares) and, no later than 2:00 pm Eastern Time on the applicable Payment Date, provide the applicable amounts in cash to make such accrued and unpaid interest (in addition to any other amounts to be paid in cash in connection therewith); provided, however, the Administrative Agent shall only be required to use commercially reasonable efforts to distribute such funds to the applicable Secured Parties on such date of payment and in no event shall the Administrative Agent be liable if such funds are not so distributed on such date of payment.

(b) Interest Make-Whole Payments. In connection and simultaneous with any Exchange or Prepayment, the Borrower shall, in addition to the other consideration payable or deliverable in connection with such Exchange or Prepayment, make an interest make-whole payment to the Lender with respect to the Principal amount being exchanged in such Exchange or prepaid in such Prepayment equal to the aggregate amount of interest which, but for such Exchange or Prepayment, would have otherwise been payable on such Principal amount from (and including) the last date on which interest was paid with respect to such Principal amount through (and including) the Maturity Date (the “Interest Make-Whole Payment”). Subject to the terms of the Loan Agreement, the Borrower shall have the option to pay any Interest Make-Whole Payment in cash or, subject to the satisfaction of the Equity Payment Conditions as of the date of such payment, by delivering Ordinary Shares, with the value of each Ordinary Share equal to the Floating Share Price as of the date of such payment. All Interest Make-Whole Payments will be made in cash unless the Borrower delivers prior written notice to the Lender and the Administrative Agent stating that the Borrower will, subject to the satisfaction of the Equity Payment Conditions as of the date of each payment, pay all or a portion of any future Interest Make-Whole Payments in Ordinary Shares and specifying the time periods during which such election shall apply. Such notice, or any subsequent notice changing such election, shall not be effective until the end of the 15th Trading Day after such notice or such subsequent notice has been delivered to the Lender. In the event that the Borrower elects to pay Interest Make-Whole Payments with Ordinary Shares, upon delivery of such Ordinary Shares to the Lender, the Borrower will provide the Administrative Agent with (y) written confirmation of (I) such delivery, and (II) the amount of Interest Make-Whole Payments that is deemed paid as a result of the delivery of the Ordinary Shares to the Lender, and (z) an irrevocable instruction to reflect on its books and records the payment of the amount of Interest Make-Whole Payments that is deemed paid as a result of the delivery of the Ordinary Shares to the Lender. If the Borrower has made an election to pay Interest Make-Whole Payments with Ordinary Shares in the manner provided herein, and the Borrower determines the Equity Payment Conditions have not or are not expected to be satisfied in connection with such Interest Make-Whole Payments, the Borrower shall promptly notify the Administrative Agent that such Interest Make-Whole Payments shall be made in cash (and not in Ordinary Shares) and, no later than 2:00 pm Eastern Time on the applicable prepayment date, provide the applicable amounts in cash to make such Interest Make-Whole Payments (in addition to any other amounts to be paid in cash in connection therewith); provided, however, the Administrative Agent shall only be required to use commercially reasonable efforts to distribute such funds to the applicable Secured Parties on such date of payment and in no event shall the Administrative Agent be liable if such funds are not so distributed on such date of payment.

(c) Settlement Mechanics. All Ordinary Shares issuable in satisfaction of any interest payment or Interest Make-Whole Payment shall be delivered on or before the second (2nd) Business Day (or, if earlier, the end of the standard settlement period for U.S. broker-dealer securities transactions) following the last Trading Day included in the calculation of the relevant Floating Share Price by crediting such aggregate number of Ordinary Shares to which the Lender shall be entitled to the Lender’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian (DWAC) system. Notwithstanding anything in this Note or the Loan Agreement to the contrary, the issuance and delivery of Ordinary Share pursuant to this Section 3 will be subject in all cases to the provisions set forth in Section 5 and Section 7.

4. Exchange Rights. This Note may be exchanged into Ordinary Shares on the terms and conditions set forth in this Section 4 and subject in all cases to the limitations set forth in Section 5.

(a) Exchange at Option of the Lender. Subject to the terms and conditions set forth in this Section 4 and Section 5, at any time during the period commencing on the Funding Date and ending on the close of business on the second Business Day immediately prior to the Maturity Date, the Lender shall be entitled to convert all or any part of the Principal amount of this Note into Ordinary Shares in accordance with this Section 4 at the Exchange Rate per $1.00 Principal amount exchanged (any such exchange at the election of the Lender being referred to as a “Voluntary Exchange”).

(b) Mechanics of Exchange. Subject to the provisions of this Section 4, the Exchange of any portion of this Note shall be conducted in the following manner:

(i) Lender’s Delivery Requirements. To exchange an Exchange Amount into Ordinary Shares pursuant to Section 4(a) on any date, the Lender shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of an executed exchange notice in the form attached hereto as Exhibit A (the “Exchange Notice”) to Borrower at 116 Huntington Ave., 7th Floor, Boston, Massachusetts, 02116, Attention: General Counsel; Email: legalnotices@gamida-cell.com, or at such other office or agency as the Borrower may designate in writing, and to the Administrative Agent at the address provided pursuant to Section 10 of the Loan Agreement and (B) if required by Section 7(c), surrender to a common carrier for delivery to the Borrower, no later than three (3) Business Days after the Exchange Date, of the original Note being converted (or an indemnification undertaking in customary form with respect to this Note in the case of its loss, theft or destruction).

(ii) Borrower’s Response. Upon receipt by the Borrower of a copy of an Exchange Notice, or in the case of a Forced Exchange, receipt by the Borrower of the Forced Exchange Lender Notice, the Borrower (A) shall promptly send, via electronic mail, a confirmation of receipt of such Exchange Notice to the Lender and Parent’s designated transfer agent (the “Transfer Agent”), which confirmation shall be accompanied by an instruction to the Transfer Agent to process the Voluntary Exchange or Forced Exchange in accordance with the terms herein, and (B) on or before the second (2nd) Business Day (or, if earlier, the end of the standard settlement period for U.S. broker-dealer securities transactions) following (I) the date of receipt or deemed receipt by the Borrower of the Exchange Notice or (II) the date of receipt by the Borrower of the Forced Exchange Lender Notice, shall credit such aggregate number of Ordinary Shares to which the Lender shall be entitled (including any Ordinary Shares payable with respect to any applicable Interest Make-Whole Payment) to the Lender’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (DWAC) system.

(iii) Additional Settlement Mechanics. The provisions of Section 7 will apply to any Exchange pursuant to this Note. Each Voluntary Exchange shall be deemed to have occurred immediately prior to the close of business on the applicable Exchange Date.

(c) Adjustments to the Exchange Rate. The Exchange Rate shall be automatically adjusted from time to time if any of the following events occurs, except that no adjustments to the Exchange Rate shall be made if the Lender participates (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of Ordinary Shares and solely as a result of holding this Note, in any of the transactions described in this Section 4(c), without having to exchange any portion of this Note, as if the Lender held a number of Ordinary Shares equal to the Exchange Rate multiplied by the Principal amount of this Note then held by the Lender.

(i) If Parent exclusively issues Ordinary Shares as a dividend or distribution on Ordinary Shares, or if Parent effects a share split or share combination, the Exchange Rate shall be adjusted according to the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’	=	the Exchange Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable (before giving effect to any such dividend, distribution, split or combination); and

OS’	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4(c)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4(c)(i) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date Parent determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If Parent issues to all or substantially all holders of Ordinary Shares any rights, options or warrants (other than pursuant to a shareholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR’	=	the Exchange Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of Ordinary Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4(c)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or Ordinary Shares are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered. If such rights, options or warrants are not so issued or if such rights, options or warrants are not exercised prior to their expiration, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 4(c)(ii), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares at less than such average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by Parent for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by Parent’s Board of Directors in good faith and in a commercially reasonable manner.

(iii) If Parent distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of Parent or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Ordinary Shares (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), excluding (A) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 4(c)(i) or Section 4(c)(ii) (or will be so effected in accordance with the second sentence of Section 4(c)(ix)), (ii) except as set forth in Section 4(g), rights issued under a shareholder rights plan, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 4(c)(iv) shall apply, and (iv) Spin-Offs as to which the provisions set forth below in this Section 4(c)(iii) shall apply, then the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR’	=	the Exchange Rate in effect immediately after the close of business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and

FMV	=	the Fair Market Value (as determined by Parent’s Board of Directors in good faith and in a commercially reasonable manner) of the Distributed Property distributed with respect to each outstanding Ordinary Share on the Record Date for such distribution.

Any increase made under the portion of this Section 4(c)(iii) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Lender shall receive, in respect of each $1.00 Principal amount of this Note, at the same time and upon the same terms as holders of Ordinary Shares receive the Distributed Property, the amount and kind of Distributed Property the Lender would have received if the Lender owned a number of Ordinary Shares equal to the Exchange Rate in effect on the Record Date for the distribution. If Parent’s Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4(c)(iii) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 4(c)(iii) where there has been a payment of a dividend or other distribution on the Ordinary Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of Parent, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the end of the Valuation Period;

CR’	=	the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Ordinary Shares applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as if references therein to Ordinary Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the Valuation Period.

The increase to the Exchange Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that in respect of any Voluntary Exchange or Forced Exchange, if the relevant Exchange Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Exchange Date in determining the Exchange Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not paid or made, the Exchange Rate shall be immediately decreased, effective as of the date Parent determines not to pay or make such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 4(c)(iii) (and subject in all respects to Section 4(g)), rights, options or warrants distributed by Parent to all holders of Ordinary Shares entitling them to subscribe for or purchase shares of Parent’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 4(c)(iii) (and no adjustment to the Exchange Rate under this Section 4(c)(iii) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 4(c)(iii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 4(c)(iii) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares as of the date of such redemption or purchase and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 4(c)(i), Section 4(c)(ii) and this Section 4(c)(iii), if any dividend or distribution to which this Section 4(c)(iii) is applicable also includes one or both of:

(A) a dividend or distribution of Ordinary Shares to which Section 4(c)(i) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 4(c)(ii) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4(c)(iii) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 4(c)(iii) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 4(c)(i) and Section 4(c)(ii) with respect thereto shall then be made, except that, if determined by Parent (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Ordinary Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable” within the meaning of Section 4(c)(i) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 4(c)(ii).

(iv) If any cash dividend or distribution is made to all or substantially all holders of Ordinary Shares, the Exchange Rate shall be adjusted based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR’	=	the Exchange Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share Parent distributes to all or substantially all holders of Ordinary Shares.

Any increase pursuant to this Section 4(c)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date Parent determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Lender shall receive, in respect of each $1.00 Principal amount of this Note, at the same time and upon the same terms as holders of Ordinary Shares, the amount of cash that the Lender would have received if it owned a number of Ordinary Shares equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

(v) If Parent or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Ordinary Shares (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by Parent’s Board of Directors in good faith and in a commercially reasonable manner) paid or payable for Ordinary Shares purchased or exchanged in such tender or exchange offer;

OS	=	the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Exchange Rate under this Section 4(c)(v) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any exchange of Notes, if the relevant Exchange Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the Exchange Date in determining the Exchange Rate. If Parent or any of its Subsidiaries is obligated to purchase Ordinary Shares pursuant to any such tender or exchange offer described in this Section 4(c)(v) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Exchange Rate will be readjusted to be the Exchange Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

(vi) Notwithstanding this Section 4 or any other provision of this Note or the Loan Agreement, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date, and a Lender that has exchanged this Note (or portion thereof) on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of Ordinary Shares as of the related Exchange Date based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 4, the Exchange Rate adjustment shall not be made for such exchanging Lender in respect of this Note (or portion thereof) so converted. Instead, such Lender shall be treated as if such Lender were the record owner of Ordinary Shares on an unadjusted basis and shall participate in the related dividend, distribution or other event giving rise to such adjustment.

(vii) Except as stated herein, the Exchange Rate shall not be adjusted for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or the right to purchase Ordinary Shares or such convertible or exchangeable securities.

(viii) In addition to those adjustments required by Section 4(c)(i), Section 4(c)(ii), Section 4(c)(iii), Section 4(c)(iv) and Section 4(c)(v), and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of Parent’s or the Borrower’s securities are then listed, the Borrower from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if Parent determines that such increase would be in the Borrower’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of Parent’s securities are then listed, the Borrower may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Ordinary Shares or rights to purchase Ordinary Shares in connection with a dividend or distribution of Ordinary Shares (or rights to acquire Ordinary Shares) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Borrower shall notify the Lender in writing of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(ix) Notwithstanding anything to the contrary in this Section 4, the Exchange Rate shall not be adjusted:

(A) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Parent’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

(B) upon the issuance of any Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Parent or any of Parent’s Subsidiaries;

(C) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 4(c)(ix)(B) and outstanding as of the Effective Date;

(D) upon the repurchase of any Ordinary Shares pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward repurchase transactions, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described in Section 4(c)(v);

(E) solely for a change in par value of the Ordinary Shares; or

(F) for accrued and unpaid interest, if any.

(x) All calculations and other determinations under this Section 4 shall be made by the Borrower and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. If an adjustment to the Exchange Rate otherwise required pursuant to this Section 4 would result in a change of less than one percent (1%) to the Exchange Rate, then, notwithstanding the foregoing, the Borrower may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (A) when all such deferred adjustments would result in an aggregate change of at least 1% to the Exchange Rate; (B) on the Exchange Date for any Exchange Amount, and (C) the date of any Prepayment.

(xi) Whenever the Exchange Rate is adjusted as herein provided, the Borrower shall promptly provide written notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Exchange Rate to the Lender. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(xii) For purposes of this Section 4(c), the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of Parent so long as Parent does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of Parent, but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

(d) Adjustments of Prices. Whenever any provision of this Note requires the Borrower to calculate the Last Reported Sale Prices over a span of multiple days, the Borrower shall make appropriate adjustments in good faith and in a commercially reasonable manner (to the extent no corresponding adjustment is otherwise made pursuant to the provision of Section 4(c)) to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices are to be calculated.

(e) Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(i) In the case of:

(A) any recapitalization, reclassification or change of the Ordinary Shares (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),

(B) any consolidation, merger or combination involving Parent,

(C) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of Parent and Parent’s Subsidiaries, or

(D) any statutory share exchange,

in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to exchange each $1.00 Principal amount of this Note shall be changed into a right to exchange such Principal amount into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Ordinary Shares equal to the Exchange Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Ordinary Share is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Borrower, Parent or the successor or purchasing Person, as the case may be, shall execute such documentation in form and substance reasonably satisfactory to the Lender providing for such change in the right to exchange each $1.00 Principal amount; provided, however, that at and after the effective time of the Merger Event the number of Ordinary Shares otherwise deliverable upon a Voluntary Exchange or Forced Exchange shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Ordinary Shares would have received in such Merger Event.

If the Merger Event causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which this Note will be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Ordinary Shares, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Ordinary Share. If the holders of Ordinary Shares receive only cash in such Merger Event, then for all exchanges for which the relevant Exchange Date occurs after the effective date of such Merger Event (A) the consideration due upon exchange of each $1.00 Principal amount shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date, multiplied by the price paid per Ordinary Share in such Merger Event and (B) the Borrower shall satisfy the obligation to Exchange this Note by paying cash to the Lender on the fifth Business Day immediately following the relevant Exchange Date. The Borrower shall notify the Lender of such weighted average as soon as practicable after such determination is made.

If, for any Merger Event, the Reference Property includes ordinary shares or other shares of Common Equity, the documentation described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Note. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (excluding cash) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such documentation shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Lender as the Borrower in good faith shall reasonably consider necessary by reason of the foregoing.

(ii) Neither the Borrower nor Parent shall become a party to any Merger Event unless its terms are consistent with this Section 4(e)(i). None of the foregoing provisions shall affect the right of the Lender to exchange its Notes into Ordinary Shares as set forth in Section 4 prior to the effective date of such Merger Event.

(iii) The above provisions of this Section 4(e) shall similarly apply to successive Merger Events.

(f) Notice Prior to Certain Actions. In case of any:

(i) action by Parent or one of its Subsidiaries that would require an adjustment in the Exchange Rate pursuant to Section 4(c) and Section 4(g);

(ii) Merger Event; or

(iii) voluntary or involuntary dissolution, liquidation or winding-up of Parent or the Borrower;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Note or the Loan Agreement), the Borrower shall cause to be delivered to the Lender, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such action by Parent or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record are to be determined for the purposes of such action by Parent or one of its Subsidiaries, or (y) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by Parent or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

(g) Shareholder Rights Plans. If Parent has a shareholder rights plan in effect upon exchange of any Principal amount, each Ordinary Share, if any, issued upon such exchange shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Ordinary Shares issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any exchange of any Principal amount, the rights have separated from the Ordinary Shares in accordance with the provisions of the applicable shareholder rights plan, the Exchange Rate shall be adjusted at the time of separation as if Parent distributed to all or substantially all holders of Ordinary Shares Distributed Property as provided in Section 4(c)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h) Forced Exchange.

(i) Subject to the terms and conditions of this Section 4 and Section 5, at any time when the Equity Payment Conditions are satisfied and the Last Reported Sale Price for the five (5) Trading Days immediately preceding the delivery of the applicable Forced Exchange Notice is at least 200% of the Exchange Price, the Borrower may cause the exchange into Ordinary Shares (a “Forced Exchange”) of the outstanding Principal amount of this Note set forth in the Forced Exchange Notice by delivery of a Forced Exchange Notice as contemplated by Section 4(h)(ii); provided that (A) the Principal amount of Notes exchanged pursuant to any one Forced Exchange shall not exceed $5,000,000.00 at any one time, (B) the aggregate Principal amount of Notes exchanged pursuant to a Forced Exchange shall not exceed $10,000,000.00 within any one (1) month period and (C) there must be at least 15 Trading Days between the delivery of any two Forced Exchange Notices. The Borrower shall effect each Forced Exchange under each of the Notes on a pro rata basis, based upon the respective outstanding Principal amounts thereof.

(ii) To effect a Forced Exchange, the Borrower shall send a written notice via electronic mail to the Lender (a “Forced Exchange Notice”) at any time between 4:00 p.m. and 6:00 p.m., New York City time on the Trading Day on which Borrower wishes to effect a Forced Exchange. The Forced Exchange Notice shall certify that the Equity Payment Conditions and the other applicable conditions set forth in this Section 4 and Section 5 have been satisfied (including reasonable supporting information), shall state the Principal amount hereunder that the Borrower shall cause to be exchanged on the Exchange Date and shall state the number of Ordinary Shares to be issued to the Lender (subject to Section 4(h)(iii) and the other terms and conditions of this Section 4(h)). Simultaneously with delivery of a Forced Exchange Notice hereunder, the Borrower shall send a Forced Exchange Notice with respect to a pro rata portion of the principal of each other Note.

(iii) By no later than 5:00 p.m., New York City time on the second Trading Day following the date of the Forced Exchange Notice, the Lender shall confirm to Borrower via electronic mail whether the Beneficial Ownership Limitation will reduce the number of shares that may be issued pursuant to such Forced Exchange (the “Forced Exchange Lender Notice”). If the Beneficial Ownership Limitation will so reduce the number of Ordinary Shares that may be issued pursuant to the Forced Exchange, the Forced Exchange Lender Notice shall also set forth the maximum number of Ordinary Shares that may be issued to the Lender (and the corresponding Principal amount hereunder that may be exchanged) without exceeding the maximum number of shares that such Lender may receive under the Beneficial Ownership Limitation (the “Forced Exchange Maximum Share Amount”). The number of Ordinary Shares issuable pursuant to the Forced Exchange shall equal the number of Ordinary Shares set forth in the Forced Exchange Notice; provided, however, that, if the issuance of the number of Ordinary Shares set forth in the Forced Exchange Notice would violate the Beneficial Ownership Limitation or the Exchange Cap, the number of Ordinary Shares issuable pursuant to the Forced Exchange shall instead equal the lesser of the Forced Exchange Maximum Share Amount and such amount as would not exceed the Exchange Cap (and the Principal amount hereunder to be exchanged on the applicable Exchange Date in such Forced Exchange shall be correspondingly reduced).

(iv) The Ordinary Shares issuable pursuant to a Forced Exchange shall be delivered within the timeframe and in accordance with Section 4(b).

(i) Notice to the Administrative Agent.

(i) Notwithstanding anything contained herein to the contrary, (A) in connection with any Exchange, the Borrower shall provide the Administrative Agent with prompt written notice of such Exchange (which, in the case of a Forced Exchange, shall be no less than five (5) Business Days prior to such Exchange) which shall include the details thereof, and (B) in connection with any Exchange, upon delivery of any Ordinary Shares to any Lender, the Borrower will provide the Administrative Agent with (y) written confirmation of (I) such delivery, and (II) the amount of the principal of the Term Loans, the accrued and unpaid interest thereon, any applicable Interest Make-Whole Payment and any other amounts, that are deemed paid as a result of the delivery of the Ordinary Shares to the Lender in connection with such Exchange, and (z) an irrevocable instruction to reflect in the Register the payment of such amounts that are deemed paid as a result of the delivery of the Ordinary Shares to the Lender.

(ii) The Borrower shall provide reasonable prior written notification to the Administrative Agent of any payments (including, without limitation, any Interest Make-Whole Payments or Exit Fee) to be made in cash in connection with any Exchange and, no later than 2:00 pm Eastern Time two Business Days from the date of such Exchange, make such cash payments to the Administrative Agent; provided, however, the Administrative Agent shall only be required to use commercially reasonable efforts to distribute such funds to the applicable Secured Parties on such date of Exchange and in no event shall the Administrative Agent be liable if such funds are not so distributed on such date of Exchange.

5. Equity Issuance Limitations. Notwithstanding anything in this Note or the Loan Agreement to the contrary, the following provisions shall apply.

(a) Shareholder Approval. Unless and until Shareholder Approval has been obtained, (i) the maximum number of Ordinary Shares that may be issued pursuant to the Loan Agreement and all of the Notes shall not exceed 14,868,724 (the “Exchange Cap”); provided, that the Exchange Cap shall be appropriately adjusted to reflect any event pursuant to which the Exchange Rate is adjusted pursuant to Section 4 occurring after the Funding Date and following any adjustment of the Exchange Cap hereunder, the “Exchange Cap” shall mean the Exchange Cap as so adjusted, and (ii) no Ordinary Shares shall be issued for any reason pursuant to the Loan Agreement or this Note to the extent that, assuming all outstanding Ordinary Shares issued and issuable upon Exchange have been issued, such issuance would exceed the Exchange Cap.

(b) Beneficial Ownership Limitations.

(i) Notwithstanding anything to the contrary in the Loan Agreement or this Note, the Lender will not be entitled to receive Ordinary Shares upon Exchange, as payment of interest, or in satisfaction of any Interest Make-Whole Payment, Installment Payment or otherwise, and no Exchange or payment of interest, Interest Make-Whole Payment, Installment Payment, or other payment in Ordinary Shares shall take place, to the extent (but only to the extent) that such receipt (or exchange) would cause the Lender and its affiliates (as defined in Rule 12b-2 under the Exchange Act) and associates (as defined in Rule 12b-2 under the Exchange Act), in each case together with any other Persons whose beneficial ownership would be aggregated with any of the foregoing Persons for purposes of Section 13(d) of the Exchange Act (including, without limitation, any “group” of which such Person is a member) to beneficially own Ordinary Shares in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Lender and its affiliates shall include the number of Ordinary Shares issuable in respect of any obligation under this Note or any other Notes beneficially owned by the Lender, its affiliates (as defined in Rule 12b-2 under the Exchange Act), its associates (as defined in Rule 12b-2 under the Exchange Act) or any other Persons whose beneficial ownership would be aggregated with any of the foregoing Persons for purposes of Section 13(d) of the Exchange Act (including, without limitation, any “group” of which such Person is a member) with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which are issuable upon (i) any other obligation not being simultaneously satisfied in Ordinary Shares under this Note or any of the Notes beneficially owned by the Lender, its affiliates (as defined in Rule 12b-2 under the Exchange Act), its associates (as defined in Rule 12b-2 under the Exchange Act) or any other Persons whose beneficial ownership would be aggregated with any of the foregoing Persons for purposes of Section 13(d) of the Exchange Act (including, without limitation, any “group” of which such Person is a member) and (ii) the exercise or exchange of the unexercised or unexchanged portion of any other securities of Parent or its Affiliates subject to a limitation on exchange or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Lender, its affiliates (as defined in Rule 12b-2 under the Exchange Act), its associates (as defined in Rule 12b-2 under the Exchange Act) or any other Persons whose beneficial ownership would be aggregated with any of the foregoing Persons for purposes of Section 13(d) of the Exchange Act (including, without limitation, any “group” of which such Person is a member). Except as set forth in the preceding sentence, for purposes of this provision, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Any purported delivery of Ordinary Shares in violation of this Section 5(b) shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the exchanging Lender violating the Beneficial Ownership Limitations.

(ii) To the extent that the limitation contained in this Section 5(b) applies, the determination of whether this Note is exchangeable or whether payment in or delivery of Ordinary Shares can be made (in relation to other securities beneficially owned by the Lender) and of which Principal amount of this Note is exchangeable shall be in the sole discretion of the Lender, and the submission of an Exchange Notice shall be deemed to be the Lender’s determination of whether any Notes may be exchanged (in relation to other securities beneficially owned by the Lender) and which Principal amount such Notes are exchangeable, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Lender shall be deemed to represent to the Borrower and Parent each time it delivers an Exchange Notice or Forced Exchange Notice that such Exchange Notice has not violated the restrictions set forth in this Section 5(b) or such Forced Exchange Notice accurately sets forth the Forced Exchange Maximum Share Amount, as applicable, and the Borrower and Parent shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Further, to the extent any proposed delivery of Ordinary Shares in respect of any Installment Payment, interest payment or Interest Make-Whole Payment could violate the restrictions set forth in this Section 5(b), the Lender shall provide notice thereof (and of the maximum number of Ordinary Shares that could be delivered in compliance with the restrictions set forth in this Section 5(b)) to the Borrower and Parent no later than the last Trading Day included in the calculation of the relevant Floating Share Price, and, in which case, (A) neither the Borrower nor Parent shall deliver Ordinary Shares in excess of such maximum amount and (B) the Equity Payment Conditions shall be deemed not to be satisfied solely to the extent and with respect to the amount that such excess exceeds the number of Excluded Ordinary Shares on the date of determination.

(iii) To the extent any Ordinary Shares are not delivered in connection with any Exchange, payment of interest, Interest Make-Whole Payment, Installment Payment or otherwise due to the operation of this Section 5(b), the obligation to deliver such Ordinary Shares shall not be extinguished and upon the applicable Lender certifying to the Borrower and Parent that the person (or persons) receiving Ordinary Shares upon exchange or in respect of payment is not, and would not, as a result of such exchange, become the beneficial owner of Ordinary Shares outstanding at such time in excess of the applicable Beneficial Ownership Limitations, the Borrower and Holdings shall cause to be delivered any such Ordinary Shares withheld on account of such applicable Beneficial Ownership Limitations by the later of (x) the date such shares were otherwise due to such person (or persons) and (y) two Trading Days after receipt of such certification; provided, however, until such time as the affected Lender gives such notice, notwithstanding the provisions of Section 7, no person shall be deemed to be the shareholder of record with respect to the Ordinary Shares otherwise deliverable upon exchange in excess of any applicable Beneficial Ownership Limitations.

(iv) For purposes of this Section 5(b), in determining the number of outstanding Ordinary Shares, the Lender may rely on the number of outstanding Ordinary Shares as stated in the most recent of the following: (A) Parent’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by Parent, or (C) a more recent written notice by Parent or the Transfer Agent to the Lender (or its trading manager) setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of the Lender, the Borrower and Parent shall within two Trading Days confirm orally and in writing to the Lender the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the exchange or exercise of, or issuance of Ordinary Shares pursuant to the terms of, securities of the Borrower or Parent, including the Notes, by the Lender since the date as of which such number of outstanding Ordinary Shares was reported.

(v) The “Beneficial Ownership Limitation” shall be 9.9% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares pursuant to which such determination is being made. The Lender may elect a beneficial ownership limit that is less than or equal to the then-applicable Beneficial Ownership Limitation or, upon not less than 61 days’ prior written notice to the Borrower, greater than the then-applicable Beneficial Ownership Limitation, provided that such amount elected beneficial ownership limitation shall not exceed 9.9%.

6. Certain Covenants.

(a) The Borrower and Parent covenant and agree that Parent shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting Exchanges of this Note, such number of Ordinary Shares, prior to the receipt of Shareholder Approval, that shall be the aggregate maximum number that may be exchanged under this Note without exceeding the Exchange Cap, and following receipt of Shareholder Approval, as shall from time to time be sufficient to effect the exchange of the entire Principal convertible under this Note (without giving effect to the Beneficial Ownership Limitation), assuming that any Exchanges will be at the Exchange Price.

(b) The Borrower and Parent covenant and agree that, upon any issuance of Ordinary Shares in accordance with the terms of this Note and due registration on the books of the Transfer Agent and registrar therefor in the name or on behalf of the respective holder, all such Ordinary Shares shall be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights, rights of first refusal or similar rights of any Person or any taxes, liens or charges with respect to the issue thereof.

(c) The Borrower and Parent covenant and agree that, if any Ordinary Shares issued pursuant to the terms of this Note require registration with or approval of any governmental authority under any applicable law before such Ordinary Shares may be validly issued upon exchange, the Parent will secure such registration or approval, as the case may be.

(d) The Borrower and Parent covenant and agree that if at any time the Ordinary Shares shall be listed on any national securities exchange or automated quotation system Parent will list and keep listed, so long as the Ordinary Shares shall be so listed on such exchange or automated quotation system, any Ordinary Shares issuable pursuant to the terms of the Notes.

(e) The Borrower and Parent acknowledge that the allotment and issue of Ordinary Shares and the delivery of Ordinary Shares, if any, hereunder (whether upon Exchange or otherwise) by Parent will, at the Parent’s option, either (i) create an equivalent debt owing from the Borrower to Parent or (ii) be deemed to be a contribution of equity from Parent to the Borrower.

7. Settlement Mechanics.

(a) Dispute Resolution. In the case of a dispute as to the determination of the number of Ordinary Shares deliverable in connection with any Installment Payment, payment of interest, Interest Make-Whole Payment, Exchange or Prepayment, the Borrower shall instruct the Transfer Agent to issue to the Lender the number of Ordinary Shares that is not disputed on the delivery date for such Ordinary Shares specified in this Note and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Lender via electronic mail within ten (10) days of receipt or deemed receipt of the date such number of Ordinary Shares was fixed for payment under the Loan Agreement and this Note. If the Lender and Borrower are unable to agree upon the appropriate determinations or calculations within five (5) days of such disputed determinations or calculations being transmitted to the Lender, then Borrower shall promptly (and in any event within three (3) Business Days) submit via electronic mail (A) the disputed determinations to an independent, reputable investment banking firm agreed to by Borrower and the Required Lenders, or (B) the disputed calculations to Borrower’s independent registered public accounting firm, as the case may be. Borrower shall direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify Borrower and the Lender of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error, and the fees and expenses of such investment bank or accountant shall be paid by the Borrower and Lender in equal shares. Upon resolution of any dispute pursuant to this Section 7(a), the Borrower shall provide an irrevocable instruction to the Administrative Agent to adjust in the Register the outstanding principal and interest amount owing to such Lender in accordance with such resolution and the Administrative Agent shall be able to conclusively rely on such instruction and shall incur no liability for adjusting the Register in accordance with such instruction.

(b) Record Holder. Subject to the provisions of Section 5(b), the Person or Persons entitled to receive the Ordinary Shares issuable upon any Installment Payment, payment of interest, Interest Make-Whole Payment, Exchange or Prepayment of this Note shall be treated for all purposes as the legal and record holder or holders of such Ordinary Shares, (A) in the case of a Voluntary Exchange, upon delivery by the Lender of the Exchange Notice, (B) in the case of a Forced Exchange, upon delivery by the Lender to the Borrower the Forced Exchange Lender Notice, (C) in the case of any Installment Payment, payment of interest, Interest Make-Whole Payment or Prepayment, on the date such payment is required to be made in accordance with the terms of the Loan Agreement and this Note or (D) in the case of Ordinary Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 7(a), the first Business Day after the resolution of such bona fide dispute.

(c) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon Exchange or Prepayment in accordance with the terms hereof or of the Loan Agreement, the Lender shall not be required to physically surrender this Note to the Borrower unless all of the Principal is being exchanged or prepaid. The Lender and the Borrower shall maintain records showing the Principal exchanged or prepaid and the dates of such Exchanges or prepayments or shall use such other method, reasonably satisfactory to the Lender and the Borrower, so as not to require physical surrender of this Note upon any such partial Exchange or Prepayment. Notwithstanding the foregoing, if this Note is exchanged or prepaid as aforesaid, the Lender may not transfer this Note unless the Lender first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Lender a new Note of like tenor, registered as the Lender may request, representing in the aggregate the remaining Principal represented by this Note. The Lender and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following Exchange or Prepayment of any portion of this Note, the Principal of this Note may be less than the “Original Principal Amount” stated on the face hereof.

(d) Buy-In. In addition to any other rights available to the Lender (including those associated with any applicable Event of Default), if the Borrower and Parent shall fail for any reason or for no reason to, prior to 5:00 p.m. (New York City time) on the applicable delivery date (taking into account any delayed delivery pursuant to (i) Section 5(b) and (ii) solely to the extent Borrower prevails in any dispute, Section 7(a)) specified in this Note, issue and deliver to the Lender the number of Ordinary Shares to which the Lender is entitled pursuant to the terms of this Note, and if after such date the Lender is required by its broker to purchase (in an open market transaction or otherwise) or the Lender’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Lender of the Ordinary Shares that the Lender anticipated receiving in satisfaction of any Installment Payment, payment of interest, Interest Make-Whole Payment, Exchange or Prepayment (a “Buy-In”), then the Borrower shall (A) pay in cash to the Lender the amount, if any, by which (x) the Lender’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Ordinary Shares that the Borrower was required to deliver to the Lender in connection such Installment Payment, payment of interest, Interest Make-Whole Payment, Exchange or Prepayment at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Lender, either (x) in the case of an Exchange, reinstate the portion of the Principal amount, as of the date that the Lender provides notice to the Borrower and the Administrative Agent of its election to reinstate such Principal amount, for which such Exchange was not honored (in which case such Exchange shall be deemed rescinded for purposes of such Principal amount) and pay directly to such Lender in cash the amount of any interest with respect to such reinstated portion of Principal amount from, and including, the date of such Exchange to, but excluding, the date such portion of Principal amount was reinstated, (y) in the case of an Installment Payment, payment of interest, Interest Make-Whole Payment or Prepayment, notwithstanding any election by the Borrower to the contrary, require the Borrower to make such payment directly to the Lender in cash rather than in Ordinary Shares, or (z) deliver to the Lender the number of Ordinary Shares that would have been issued had the Borrower timely complied with its issuance and delivery obligations hereunder. For example, if the Lender purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exchange of this Note for Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Borrower shall be required to pay the Lender $1,000. The Lender shall provide the Borrower and the Administrative Agent written notice indicating the amounts payable to the Lender in respect of the Buy-In and, upon request of the Borrower, evidence of the amount of such loss. Nothing herein shall limit the Lender’s right to pursue any other remedies available to it hereunder (including those associated with any appliable Event of Default), at law or in equity including a decree of specific performance or injunctive relief with respect to the Borrower’s failure to timely deliver Ordinary Shares in satisfaction of any Installment Payment, payment of interest, Interest Make-Whole Payment, Exchange or Prepayment as required pursuant to the terms hereof.

(e) Fractional Shares. If the issuance of any Ordinary Shares in connection with any Installment Payment, payment of interest, Interest Make-Whole Payment, Exchange or Prepayment would result in the issuance of a fraction of an Ordinary Share, then Borrower shall round such fraction of a share up or down to the nearest whole share (with 0.5 rounded up).

(f) Stamp Taxes. The Borrower shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any Ordinary Shares upon any Installment Payment, payment of interest, Interest Make-Whole Payment, Exchange or Prepayment, unless the tax is due because the Lender requests such shares to be issued in a name other than the Lender’s name, in which case the Lender shall pay that tax.

8. Guarantee. The obligations of the Borrower under this Note are fully and unconditionally guaranteed as set forth in the Loan Agreement by Parent and each of the other Guarantors.

9. Amendment; Waiver. The provisions of this Note may only be waived or amended, restated, supplemented or otherwise modified in accordance with the Loan Agreement.

10. Failure or Indulgence Not Waiver. No delay or omission by the Lender in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right. No renewal or extension of this Note or the Loan Agreement, no delay in the enforcement of payment under this Note or the Loan Agreement, and no delay or omission in exercising any right or power under this Note or the Loan Agreement shall affect the liability of the Borrower or any endorser of this Note.

11. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 10 of the Loan Agreement.

12. Restrictions on Transfer.

(a) Registration or Exemption Required. This Note has been issued in a transaction exempt from the registration requirements of the Securities Act. None of the Note or the Ordinary Shares issuable hereunder may be transferred, sold, assigned, hypothecated or otherwise disposed of except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws, including Rule 144 under the Securities Act, Section 4(a)(7) of the Securities Act or a so-called “4(a)(1) and a half” transaction.

(b) Assignment. This Note is assignable or transferable, in whole or in part, only (i) as part of the assignment or transfer of an interest in the Term Loans made pursuant to the Loan Agreement and recorded on the Register or a Participant Register and (ii) to the extent such assignment or transfer is permitted pursuant to the terms of the Loan Agreement; provided that, in connection with a permitted transfer thereunder, the Lender shall deliver a written notice to Borrower, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Note shall be assigned and the respective Principal amount of the Note to be assigned to each assignee.

13. Waiver of Notice. Other than those notices required to be provided by the Lender to Borrower under the terms of the Loan Agreement, Borrower and every endorser of this Note, or the obligations represented hereby, expressly waives diligence, presentment, protest, demand, notice of dishonor, non-payment or default, and notice of any kind with respect to this Note and the Loan Agreement or the performance of the obligations under this Note and/or the Loan Agreement.

14. Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

15. Miscellaneous. This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to the provisions of the Loan Agreement.

16. Administrative Agent. The Administrative Agent shall be an express third party beneficiary of this Note entitled to enforce the provisions hereof. For the avoidance of doubt, no provision of this Note shall be deemed to impose any duty or obligation on the Administrative Agent or otherwise affect its rights, protections, immunities or indemnities under the Loan Agreement and the other Loan Documents.

17. Signatures. Delivery of an executed counterpart of a signature page of this Note by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower and Parent have caused this Note to be executed and delivered by its duly authorized officer as of the day and year set forth above.

Gamida Cell Inc.

By:
Name:
Title:

Gamida Cell Ltd.

By:
Name:
Title: